EXHIBIT 3.1






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                                                                     20001200688
                                                              SECRETARY OF STATE
                                                                FILED 10-17-2000

                            ARTICLES OF INCORPORATION

                                       OF

                          NATURAL RESOURCE GROUP, INC.


KNOW ALL MEN BY THESE PRESENTS: That the undersigned incorporator, being a natural person of the age of eighteen years or more and desiring to form a body corporate under the laws of the State of Colorado, does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Colorado these Articles of Incorporation.

                                    ARTICLE I

Name

      The name of the corporation shall be:

                          Natural Resource Group, Inc.

                                   ARTICLE II

Period of Duration

This corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Colorado, unless dissolved according to law.

                                   ARTICLE III

Objects and Purposes

The objects and purpose for which the said corporation is organized and the nature of the business to be carried on by it are as follows:

      To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Colorado;

The foregoing causes(s) shall be construed as objects, purposes and powers, and the matters expressed in each clause shall be in no way limited by reference or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers; the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the general powers and rights of the corporation as provided by law, or shall the express of one object, purpose or power to determine to exclude another, although it be of like nature but not expressed.


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                                   ARTICLE IV

Capital

The aggregate number of shares which this corporation shall have authority to issue is 100,000,000 shares of Common Stock, no par value.

     1. Dividends. Dividends in cash, property or shares of the corporation may be paid upon the Common Stock, as and when declared by the board of directors, out of funds of the corporation to the extent and in the manner permitted by law.

     2. Distribution in Liquidation. Upon any liquidation, dissolution or winding up on the corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the corporation shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock. The board of directors may, from time to time, distribute to the shareholders impartial liquidation, out of stated capital or capital surplus of the corporation, a portion of its assets, in cash or property, in the manner permitted and upon compliance with limitations imposed by law.

     3. Voting Rights; Cumulative Voting. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional share vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors of the corporation.

     4. Pre-Emptive Rights. Any holder of shares of the corporation, whether now or hereafter authorized, shall not have the pre-emptive or preferential right to acquire any shares or securities of the corporation, including shares or securities held I the treasury of the corporation.

                                    ARTICLE V

Right of Directors to Contract with Corporation

No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are finally interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

     1. The fact of such relationship or interest is disclosed or known to the shareholder entitled to vote and they authorize, approve, or ratify such contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

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     2.   The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

     3. The contract or transaction is fair and reasonable to the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                   ARTICLE VI

Corporate Opportunity

The officers, directors and other members of management of this corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by this corporation's board of directors as evidenced by resolutions appearing in the corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The board of directors may reject any business opportunity presented to it and thereafter any officer, director or member of management may avail himself of such opportunity Until such time as this corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by the corporation. This provision shall not be construed to release any employee of this corporation (other than an officer, director or member of management) from any duties which he may have to this corporation.

                                   ARTICLE VII

Indemnification of Officers, Directors and Others

     1. The corporation may indemnify any person, his heirs, executors and administrators who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation). By reason of the fact that he is or was a director, officer, employee, fiduciary, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including independent attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or any amounts paid by him in connection with any action, suite or proceeding to which he



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          may be made a party  by  reason  of his  being  or  having  between  a director, officer, employee or agent of the corporation if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was lawful.

     2. The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary, r agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including independent attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence
          o misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court determines proper.

     3. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in this article or in defense of any claim, issue or matter therein, he may be indemnified against expenses (including independent attorney fees) actually and reasonably incurred by him in connection therewith.

     4. Any indemnification under paragraph 1 or 2 of this article (unless ordered by a court) may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth in said paragraphs 1 or 2. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

     5. Expenses (including independent attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit,


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          or  proceeding  as  authorized  in  paragraph 4 of this  article  upon receipt of an undertaking by or on behalf of the director, officer, employer, fiduciary, or agent, to repay such amount unless it is ultimately determined that he is entitled by the corporation as authorized in this article.

6. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action is his official capacity and as to action in another capacity which holding such office, and inure to the benefit of heirs, executors, and administrators of such a person.

     7. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against under the provisions of this article.

     8. A unanimous vote of each class of shares entitled to vote shall be required to amend this article.

                                  ARTICLE VIII

Shareholder Voting

When, with respect to any action to be taken by shareholders of this corporation, the laws of Colorado require the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class of series, such action may be taken by the vote of concurrence of a majority of such shares or class or series thereof.

                                   ARTICLE IX

Registered Office, Registered Agent and Principal Address of this Corporation

The address of the initial registered officer of the corporation is 6909 E. Fremont Avenue, Englewood, Colorado 80112. And the name of the initial registered agent is Les Bates. Either the registered office or the registered agent may be changed in the manner permitted by law. The principal address of the corporation is 6909 E. Fremont Avenue, Englewood, Colorado 80112.



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                                    ARTICLE X

Initial Board of Directors

The number of directors of the corporation shall be fixed by the bylaws of the corporation, except the initial board of directors of the corporation shall consist of one director. The name and address of the person who shall serve as the director until the first annual meeting of shareholders or until his successor is elected and shall qualify are as follows:

Name                       Address

Les Bates                  6909 E. Fremont Avenue
                           Englewood, CO 80112

                                   ARTICLE XI

Incorporators

The name and address of the incorporator is as follows:

Name                       Address

Les Bates                  6909 E. Fremont Avenue
                           Englewood, CO 80112


/s/ Les Bates
------------------------
Les Bates

IN WITNESS WHEREOF, the above-named incorporator has signed these Articles of Incorporation this 3rd day of October, 2000.


/s/ Les Bates
------------------------
Les Bates

IN WITNESS WHEREOF, the above-named agent for process has consented to be named as registered agent this 3rd day of October, 2000.





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